Exhibit 5.1

Arnold N. Bressler
anb@mwbhlny.com

                                                        October 16, 2002

Conolog Corporation
5 Columbia Road
Somerville, New Jersey 08876

      Re:   Conolog Corporation

Ladies and Gentlemen:

            We have acted as counsel for Conolog Corporation, a Delaware corporation ("Conolog"), in connection with the preparation and filing by Conolog of a registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, relating to the sale of an aggregate of 300,000 shares of Conolog's Common Stock, par value $.01 per share (the "Common Stock") by the following:

      Selling Stockholder             Number of Shares Being Sold
      -------------------             ---------------------------

      Maria Molinsky                             150,000
      Lowenstein Sandler P.C.                    150,000

            We have examined the Certificate of Incorporation and the By-Laws of Conolog, the minutes of the various meetings and consents of the Board of Directors of Conolog, forms of certificates evidencing the Common Stock, originals or copies of such records of Conolog, agreements, certificates of public officials, certificates of officers and representatives of Conolog and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

            As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of Conolog and others.


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            Based on the foregoing, we are of the opinion that the 300,000 shares of Common Stock are legally issued, fully paid and nonassessable.

            We hereby consent to be named in the Registration Statement and the prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

            We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ MILBERG WEISS BERSHAD HYNES
                                                     & LERACH LLP